IN THE UNITED STATES DISTRICT COURT

FOR THE DISTRICT OF MARYLAND

)

SIZELER PROPERTY INVESTORS, INC. )

2542 Williams Boulevard )

Kenner, LA 70062, )

)

J. TERELL BROWN )

2542 Williams Boulevard )

Kenner, LA 70062, )

)

WILLIAM G. BYRNES )

2542 Williams Boulevard )

Kenner, LA 70062, )

)

HAROLD B. JUDELL )

2542 Williams Boulevard )

Kenner, LA 70062, )

) Civil Action No. 1:05-cv-718

SIDNEY W. LASSEN )

2542 Williams Boulevard )

Kenner, LA 70062, )

)

THOMAS A. MASILLA, JR. )

2542 Williams Boulevard )

Kenner, LA 70062, )

)

JAMES W. MCFARLAND )

2542 Williams Boulevard )

Kenner, LA 70062, )

)

RICHARD L. PEARLSTONE )

2542 Williams Boulevard )

Kenner, LA 70062, )

)

JAMES ROBERT PELTIER )

2542 Williams Boulevard )

Kenner, LA 70062, )

)

and )

)

THEODORE H. STRAUSS )

2542 Williams Boulevard )

Kenner, LA 70062, )

)

Plaintiffs, )

)

v. )

)

FIRST UNION REAL ESTATE EQUITY )

     & MORTGAGE INVESTMENTS )

7 Bullfinch Place )

Suite 500 )

P.O. Box 9507 )

Boston, Massachusetts 02114. )

)

Defendant. )

)

AMENDED COMPLAINT

Plaintiffs Sizeler Property Investors, Inc. ("Sizeler") and its directors, by and through their undersigned attorneys, bring the first count of this action under the Securities Exchange Act of 1934 (the "Exchange Act"), as amended by the Williams Act, 15 U.S.C. Section 78m(d)-78m(e), to require Defendant First Union Real Estate Equity & Mortgage Investments ("First Union") to fully, accurately, and truthfully disclose its purpose in acquiring Sizeler common stock. Plaintiffs bring the second count of this action under Maryland law for declaratory relief seeking a declaration that the members of the Board of Directors of Sizeler (collectively the "Board," and individually, a "Director") did not breach their fiduciary duties with respect to a long-planned placement of additional shares of common stock that have an immediate favorable impact on Sizeler's balance sheet.

Count I is based on First Union's violation, through its initial Schedule 13D filing and no less than twelve subsequent amendments, of Section 13 of the Exchange Act, 15 U.S.C. Section 78m ("Section 13"), and the rules promulgated thereunder, 17 C.F.R. Sections 340.13d-1 -- 13d-6 & 13d-101. Specifically, First Union, through its president, who is also one of its nominees to the Sizeler Board, announced in the press late last week that it has concrete plans and purposes for acquiring Sizeler stock. Despite federal securities laws mandating disclosure of these plans under Section 13(d), First Union has failed to make the required disclosures in any of its thirteen Schedule 13D filings. First Union's inaccurate, incomplete, and misleading Schedule 13D Item 4, Statement of Purpose of Transaction, thus violates the express requirements of federal securities laws designed to ensure that investors have the information necessary to make informed decisions based on complete, truthful, and accurate disclosures. In the absence of the required disclosure, First Union unlawfully leaves investors in the dark, to guess at its purposes based on press reports and other speculative market information, while First Union skirts securities laws aimed at stopping just this type of misconduct.

Belying the cookie-cutter representations in its securities filings, First Union long has had plans to oust Sizeler management and liquidate its assets. As early as fall 2004, shortly after First Union filed its first Schedule 13D, Michael Ashner ("Ashner"), its chairman and chief executive officer, informed Sizeler of First Union's scheme. Among the purposes he alluded to were plans to oust Sizeler management and liquidate shopping center assets, if not all of Sizeler's real estate portfolio. Notwithstanding these well-formed plans and purposes, First Union maintained that its sole purpose was the generic "mak[ing] a profit on its investment." Rather than disclose its true intent, and contrary to its clear disclosure obligations under federal law, First Union filed a Schedule 13D and nine separate amendments, each intended to perpetuate its scheme to deceive and intimidate.

Finally, in the tenth amendment to its Schedule 13D, First Union alluded, for the first time, to one part of its scheme: its plan to change management. At no time, however, including in its tenth, eleventh, or twelfth amendments, did First Union reference any plan or purpose relating to liquidation of Sizeler assets.

First Union now appears to have given up any public pretense that it is dealing fairly and honestly with Sizeler stockholders. Two recent press reports, including one by the Times-Picayune, the leading newspaper in Sizeler's principal place of business, New Orleans, Louisiana, confirm that First Union has specific, undisclosed schemes far more insidious than revealed in its bland disclosures. The Times-Picayune article specifically quotes First Union's president as calling for the possible liquidation of Sizeler. These schemes, contrary to the letter and spirit of Section 13, have not seen the light of day in any securities filing.

Disclosure of First Union's purpose in acquiring a significant block of Sizeler stock is exactly the intent of Schedule 13D's Item 4, which specifically requires disclosure of any plans involving, among other things, a liquidation. Through thirteen Schedule 13D filings, however, First Union continues to deny Sizeler stockholders even the most basic information to which they are entitled. First Union instead leaves Sizeler stockholders with an inaccurate, incomplete, and misleading statement of purpose, while it does not hesitate to reveal to the press that it has plans far more concrete.

The materiality of First Union's deception is beyond question. As of March 2005, First Union had acquired 9.9% of Sizeler's outstanding common stock, making it Sizeler's largest single stockholder. Other stockholders well known to First Union and Ashner, most notably William Ackman, a long-time Ashner and First Union associate and now Sizeler's second-largest stockholder, also have purchased significant blocks of Sizeler stock in recent months. Any scheme to destabilize Sizeler and liquidate its assets thus is both serious and of the most material and fundamental importance to investors. It is difficult to imagine information more necessary for stockholders, or germane to an Item 4 disclosure, than the scheme of the largest stockholder to liquidate the Company. This is especially so in the context of First Union's present proxy battle to obtain seats on Sizeler's Board and perhaps pursue further objectives to increase its ownership of the voting power of Sizeler equity securities.

For these reasons and as set forth more fully below, the Court should order that First Union cease violating Section 13 of the Exchange Act and the rules and regulations promulgated thereunder file a Schedule 13D which completely, accurately, and truthfully complies with the disclosure requirements of Section 13(d) and refrain from undertaking any action -- including but not limited to soliciting proxies, exercising stockholder voting rights, or purchasing additional shares of Sizeler -- designed to change or affect control of Sizeler until sixty days following judgment and the filing of a complete, accurate, and true disclosure pursuant to Section 13(d).

Count II is based on First Union's false accusations that the Board breached its fiduciary duties. First Union has made these allegations through every means available to it, including a hastily drawn and poorly conceived letter to Sizeler, groundless press releases, incomplete public filings with the Securities and Exchange Commission ("SEC"), and desperate, unsuccessful litigation.

Defendant's scheme to impugn the Board and management appears to be part of a larger scheme to destabilize Sizeler, cripple Sizeler's ability to complete its August 2004 Strategic Plan, and further First Union's and Ashner's self-interested and personal agendas. First Union and Ashner seem intent only on perpetuating disinformation and intimidation, while disregarding the clear benefit of the common stock offering to Sizeler shareholders. By rumor, material misstatement, and ham-fisted litigation, First Union has attempted to denigrate the Board's good faith business judgment with respect to a financing undeniably beneficial to shareholders.

Sizeler's Board at all times has satisfied its obligations under Maryland law. The offering of shares at issue was based on longstanding corporate plans and was consistent with the Company's long-held strategic goals of raising capital to pay down debt. The timing of the offering was driven by the approaching call date of very costly convertible debt and a dramatic recent increase in Sizeler's share price, which allowed Sizeler to raise capital on terms far more favorable than predicted, based on its conservative projections. Thus, the Board's approval of the offering falls squarely within the requirements of Maryland Code, Corporations and Associations, Section 2-405.1(a), as supported by the business judgment rule, Maryland Code, Corporations and Associations, Section 2-405.1(e).

Defendant's baseless challenge to this offering, and the severe effect the challenge could have on Sizeler and its shareholders, presents an actual, justiciable, and substantial controversy between the parties.

Upon Sizeler's knowledge and otherwise upon information and belief and a review of the relevant filings with the Securities and Exchange Commission ("SEC"), for its complaint, Sizeler states and alleges the following:

PARTIES

    Plaintiff Sizeler, is a self-managed real estate investment trust ("REIT") incorporated in Maryland, with its principal place of business in Kenner, Louisiana.
    A REIT such as Sizeler is a corporation that uses the pooled capital of many investors to purchase and manage real property. REITs offer several benefits over direct ownership of real property or ownership through a non-REIT corporation:

    (i) Tax exempt status of REIT operations. A REIT pays no corporate income tax, as long as its activities meet statutory tests restricting its business to certain commercial real estate activities.

    (ii) High liquidity. Unlike traditional investments in real estate, REITs may be publicly traded, as Sizeler is.

    (iii) Diversification. REITs enable shared investments in a diverse portfolio of real estate. Sizeler, for instance, invests in shopping centers and apartment communities.

    (iv) Low barriers to entry. The law does not require a minimum investment in shares of common stock of a REIT.

    (v) Payment of dividends. REITs pay yields in the form of dividends no matter how their shares perform, because REITs must pay out at least 90% of their taxable income in the form of stockholder dividends to maintain tax-exempt status.

    Sizeler owns and manages income-producing apartment and shopping center properties in the southeastern United States. Sizeler owns 32 properties, consisting of some 3,646 apartment units and 2.7 million square feet of total retail gross leasable area in shopping centers in Florida, Alabama, and Louisiana.
    Sizeler's common stock and convertible debentures are publicly traded on the New York Stock Exchange under the symbol "SIZ." Sizeler is a reporting company under Section 12(b) of the Exchange Act. See 15 U.S.C. Section 781(b).
    Plaintiff J. Terell Brown is a member of Sizeler's Board of Directors.
    Plaintiff William G. Byrnes is vice-chairman of Sizeler's Board of Directors.
    Plaintiff Harold B. Judell is a member of Sizeler's Board of Directors.
    Plaintiff Sidney W. Lassen is the chairman of Sizeler's Board of Directors and Sizeler's chief executive officer.
    Plaintiff Thomas Masilla is Sizeler's president and chief operating officer and a member of Sizeler's Board of Directors.
    Plaintiff James W. McFarland is a member of Sizeler's Board of Directors.
    Plaintiff Richard L. Pearlstone is a member of Sizeler's Board of Directors.
    Plaintiff James Robert Peltier is a member of Sizeler's Board of Directors.
    Plaintiff Theodore H. Strauss is a member of Sizeler's Board of Directors.
    Defendant, First Union, is a REIT, organized as a business trust in the state of Ohio, with its principal place of business at 7 Bullfinch Place, Suite 500, P.O. Box 9507, Boston, Massachusetts 02114.
    According to defendant First Union's Schedule 13D filings, it is the beneficial owner of 9.9% of Sizeler's outstanding shares and is, therefore, Sizeler's largest single stockholder.

    JURISDICTION AND VENUE

    The claims asserted herein arise under Section 13(d) of the Exchange Act as amended, 15 U.S.C. Sections 78m, and the rules promulgated thereunder by the SEC, 17 C.F.R. Sections 240.13d-1 - 240.13d-5, 13d-101. The Court has subject matter jurisdiction over Sizeler's claims pursuant to Section 27 of the Exchange Act, 15 U.S.C. Section 78aa and 28 U.S.C. Sections 1331 and 1367 because the claims asserted arise under the securities laws of the United States or are so related to such claims that they form part of the same case or controversy.
    Under 28 U.S.C. Section 2201 - 2202, a justiciable controversy exists between the parties and a declaratory judgment is necessary to resolve this controversy.
    Venue is proper in the District of Maryland under Section 27 of the Exchange Act, 15 U.S.C. Section 78aa. See also 28 U.S.C. Section 1391(b). At least one of the "act[s] or transaction[s] constituting the [securities] violation," including the dissemination of false and misleading information, occurred in Maryland. See 28 U.S.C. Section 1391; see also 28 U.S.C. Section 89(c); 15 U.S.C. Section 78aa. Furthermore, Sizeler is a Maryland corporation, with stockholders who reside in Maryland.
    The Court may exercise personal jurisdiction over each of the Defendants pursuant to 15 U.S.C. Section 78aa, which provides for nationwide service of process.

    STATUTORY FRAMEWORK

    I. EXCHANGE ACT SECTION 13(D).

    Section 13(d) was designed to allow investors an opportunity to learn of potential changes in corporate control and to evaluate these potential changes based on the timely disclosure of full, accurate, and truthful information. Disclosures that are not full, accurate, and truthful subvert this purpose. Section 13(d)(1) thus creates a duty to file truthful and complete Schedule 13Ds.
    SEC Rule 13d-1, codified at 17 C.F.R. Section 240.13d-1, requires that every beneficial holder of more than 5% of any registered class of voting equity securities file with the SEC a Schedule 13D. Schedule 13D is intended primarily to provide stockholders of an issuer with material information about actual and potential changes in voting control of the issuer. With certain exceptions not relevant here, in order to comply with Rule 13d-1(a), a stockholder must file a Schedule 13D within ten days after any acquisition that brings the stockholder above the 5% ownership threshold.
    SEC regulations require that filers promptly update any filed Schedule 13D following a material change in circumstances:

    If any material change occurs in the facts set forth in the Schedule 13D (Section240.13d-101) required by Section240.13d-1(a), including but not limited to any material increase or decrease in the percentage of the class beneficially owned, the person or persons who were required to file the statement shall promptly file or cause to be filed with the [SEC] an amendment disclosing that change.

    See 17 C.F.R. Section 240.13d-2(a).

    Schedule 13D requires the disclosure of extensive information as to the identity and background of the acquirer, the purpose and funding of the acquisition, and the acquirer's plans, agreements and understandings with respect to the issuer. See 17 C.F.R. Section 13d1-101.
    Under Item 4 of Schedule 13D, titled Purpose of the Transaction, a filer such as First Union must detail the reason or reasons the acquisition of securities is being made, including but not limited to, extraordinary corporate transactions, such as a reorganization, a liquidation, a change in the composition of the Board, or a sale or transfer of a material amount of the assets of the issuer. The Schedule 13D instructions are clear:

    State the purpose or purposes of the acquisition of securities of the issuer. Describe any plans or proposals which the reporting persons may have which relate to or would result in:

    (a) The acquisition by any person of additional securities of the issuer, or the disposition of securities of the issuer;

    (b) An extraordinary corporate transaction, such as a merger, reorganization or liquidation, involving the issuer or any of its subsidiaries;

    (c) A sale or transfer of a material amount of assets of the issuer or any of its subsidiaries;

    (d) Any change in the present board of directors or management of the issuer, including any plans or proposals to change the number or term of directors or to fill any existing vacancies on the board;

    . . .

    (f) Any other material change in the issuer's business or corporate structure . . . ;

    . . .

    (j) Any action similar to any of those enumerated above.

    See 17 C.F.R. Section 13d1-101 (emphasis added).

    II. MARYLAND GENERAL CORPORATION LAW SECTION 2-405.1.

    The Maryland General Corporation Law, Md. Code Ann., Corps. & Assocs. Section 2-405.1, sets forth the general standard of care applicable to directors of a Maryland corporation.
    Md. Code Ann., Corps. & Assocs. Section 2-405.1(a), titled "Standard of care required of directors," provides as follows:

    A director shall perform his duties as a director, including his duties as a member of a committee of the board on which he serves:

    (1) In good faith;

    (2) In a manner he reasonably believes to be in the best interests of the corporation; and

    (3) With the care that an ordinarily prudent person in a like position would use under similar circumstances.

    Maryland courts apply the "business judgment rule," codified at Md. Code Ann., Corps. & Assocs. Section 2-405.1(e), which creates the presumption that corporate directors acted in accordance with Section 2-405.1.
    Md. Code Ann., Corps. & Assocs. Section 2-405.1(e), titled "Presumption of satisfaction," provides as follows:

    An act of a director of a corporation is presumed to satisfy the standards of subsection (a) of this section.

    As such, Maryland courts presume that the decisions of corporate directors were made on an informed basis, in good faith and in the honest belief that the action taken was in the best interest of the company.
    The Maryland General Corporation Law imposes no higher duty of care upon a director of a Maryland corporation when that director is acting in connection with a potential acquisition of control of the corporation.
    Md. Code Ann., Corps. & Assocs. Section 2-405.1(f), titled "No higher acquisition duty," provides as follows:

    An act of a director relating to or affecting an acquisition or a potential acquisition of control of a corporation may not be subject to a higher duty or greater scrutiny than is applied to any other act of a director.

    The presumption of the business judgment rule may be overcome by proof that directors acted fraudulently, recklessly, or in bad faith.

    FACTUAL ALLEGATIONS

    I. SIZELER HAS HAD LONGSTANDING CORPORATE PLANS TO REDUCE DEBT.

    A. In July 2003, Sizeler files a Registration Statement for a shelf offering.

    On July 15, 2003, Sizeler filed a registration statement with the Securities and Exchange Commission ('SEC") providing for a "shelf offering," permitting Sizeler to issue, from time to time, up to $200 million of debt securities, common stock, preferred stock, and warrants without further SEC approval.
    A "shelf offering" is the registration of a new issue of securities which are intended to be placed within approximately two years of effectiveness of the registration. The company in effect defers immediate distribution of the shares, in order to place the shares "on the shelf," to be issued, or "taken down," later.
    Shelf offerings provide companies the flexibility to offer securities quickly, as soon as funds are needed or market conditions are favorable. The securities may be sold in a single block or in smaller portions, as the issuer determines.
    The primary purpose of Sizeler's 2003 shelf registration was to afford Sizeler the flexibility to issue securities quickly when market conditions became favorable.

    B. In July 2004, the SEC declares Sizeler's 2003 Shelf Offering effective.

    On July 8, 2004, after Sizeler had filed several prior amendments and responded to SEC staff comments relating to the shelf registration, the SEC declared the fourth amendment to the 2003 Shelf Offering registration statement effective (the "2004 Shelf Registration").
    The effectiveness of the 2004 Shelf Registration allowed Sizeler, without further SEC action, to offer for a period of approximately two years from the effective date, up to $200 million of debt securities, common stock, preferred stock, and warrants.

    C. In August 2004, Sizeler adopts a written strategic plan to pay down its debt when market conditions become favorable.

    During the first part of 2004, Sizeler's operating performance began to decline. In response to these trends, Sizeler's Board of directors and management began consideration of, among other things, reductions in operating expenses, reductions in dividends, and debt repayment. At the time, asset sales were viewed as the most likely source of funds for debt repayment.
    On August 6, 2004, following a two-day Board meeting, the Board adopted a written strategic plan, titled "Sizeler Property Investors, Inc. Strategic Assessment and Plan 2004-2007" (the "August 2004 Strategic Plan"). The August 2004 Strategic Plan set forth a number of corporate objectives and related financial projections for Sizeler through 2007. The August 2004 Strategic Plan also contained certain financial forecasts.
    The August 2004 Strategic Plan identified retirement of corporate debt as the primary goal when Sizeler obtained additional cash:

    It is assumed in the financial projections that any funding derived from a reduction in the Company's portfolio would be used to retire the currently outstanding 9% Convertible Subordinated Debentures and then to reduce currently outstanding bank debt.

    . . .

    It is also the intent of the Company in the future to return to the equity markets for secondary offerings as considered prudent at the time and to use such funds to retire bank debt and/or fund new investments.

    The August 2004 Strategic Plan also forecast a conservative increase in share value over the following three years, culminating in a share value of $12.12 in December 2007:

    Projected Market Price Per Share

    12/31/04 $8.70

    12/31/05 $8.58

    12/31/06 $11.16

    12/31/07 $12.12

    II. FIRST UNION RAPIDLY STOCKPILES SIZELER COMMON STOCK AND QUICKLY BECOMES SIZELER'S LARGEST STOCKHOLDER.

    On September 8, 2004, First Union first disclosed its 5.07% ownership interest in Sizeler by filing with the SEC a Schedule 13D.
    Over the next several months, First Union amended its Schedule 13D twelve times, on each occasion updating its ownership of Sizeler common stock.
    First Union presently owns 9.9% of all outstanding Sizeler common stock and is its single largest stockholder, according to Item 5 of its March 15, 2005 Twelfth Amended Schedule 13D, and the letter attached thereto from First Union to Fellow Stockholders.

    III. FIRST UNION FILES THIRTEEN FALSE, MISLEADING, AND INACCURATE SCHEDULE 13DS.

    Item 4 of First Union's September 2004 Schedule 13D disclosed only the most generic and misleading information, while omitting all material information regarding First Union's purposes. It stated only that:

    First Union acquired the shares reported herein with a view to making a profit on its investment. In light of its investment objectives, First Union intends to consider appropriate methods of maximizing the value of the shares and, to the extent consistent with its investment objectives, stockholder value in general.

    First Union did not reference in any way its scheme to oust Sizeler management or liquidate Sizeler assets.

    On November 12, 2004, First Union filed its first amended Schedule 13D but did not change its false, misleading, and inaccurate Item 4 disclosure.
    On November 16, 2004, First Union filed its second amended Schedule 13D but did not change its false, misleading, and inaccurate Item 4 disclosure.
    On December 6, 2004, First Union filed its third amended Schedule 13D but did not change its false, misleading, and inaccurate Item 4 disclosure.
    On December 21, 2004, First Union filed its fourth amended Schedule 13D, nominating three persons for election to Sizeler's Board of directors but not otherwise changing its false, misleading, and inaccurate Item 4 disclosure or referencing its scheme to liquidate assets.
    On January 10, 2005, First Union filed its fifth amended Schedule 13D but did not change its false, misleading, and inaccurate Item 4 disclosure.
    On January 14, 2005, First Union filed its sixth amended Schedule 13D but did not change its false, misleading, and inaccurate Item 4 disclosure.
    On January 20, 2005, First Union filed its seventh amended Schedule 13D but did not change its false, misleading, and inaccurate Item 4 disclosure.
    On January 26, 2005, First Union filed its eighth amended Schedule 13D but did not change its false, misleading, and inaccurate Item 4 disclosure.
    On February 1, 2005, First Union filed its ninth amended Schedule 13D but did not change its false, misleading, and inaccurate Item 4 disclosure.
    On February 23, 2005, First Union filed its tenth amended Schedule 13D, partially updating but not materially changing its false, misleading, and inaccurate disclosure or referencing its scheme to liquidate assets. First Union revised its Schedule 13D Item 4 disclosure to include its intention to have Sizeler's chief executive officer removed. The disclosure did not, however, disclose other key plans or purposes of First Union, including substantial planned changes in Sizeler's real estate portfolio and a possible liquidation of Sizeler. Instead, First Union referred, without substantiation or apparent factual basis, to a "proven track record of increasing value for all stockholders." The February 23, 2005 Schedule 13D also attaches a vituperative and materially misleading letter to stockholders that only served to continue First Union's pattern of inaccurate and incomplete disclosures to investors.
    On March 9, 2005, First Union filed its eleventh amended Schedule 13D but did not change its false, misleading, and inaccurate Item 4 disclosure or reference its scheme to liquidate assets.
    On March 15, 2005, First Union filed its twelfth amended Schedule 13D but did not materially change its false, misleading, and inaccurate Item 4 disclosure or reference its scheme to liquidate assets. On that day, First Union also sent a letter to the chairman of Sizeler's Board and filed a press release, offering a "strong opposition" to Sizeler's plans to sell 2,649,000 shares of common stock at $10.75 per share. In addition, First Union purported to offer Sizeler four impractical and untimely "alternatives" to Sizeler's already-completed sale of common stock.
    Each of these "alternatives" appears designed to further First Union's heretofore undisclosed motive to increase its ownership of Sizeler's common stock to its own benefit, at the expense of all other stockholders. First Union did not offer any realistic alternatives to address a capital need that Sizeler had already resolved. Further, prior to the March 15 letter, First Union had not offered or suggested providing any financial assistance to Sizeler.
    As such, First Union has filed thirteen Schedule 13Ds over six months but on each occasion and with each filing has failed to correct its initial false, misleading, and inaccurate disclosure or reference its true plans and purposes for Sizeler.

    IV. FIRST UNION PRIVATELY AND PUBLICLY ANNOUNCES THAT IT HAS DRAMATIC PLANS AND PURPOSES FOR SIZELER, NONE OF WHICH IT PREVIOUSLY HAS DISCLOSED, AS REQUIRED BY SECTION 13.

    In fall 2004, Ashner, the chairman and chief executive officer of First Union, requested a meeting with Sidney W. Lassen ("Lassen"), Sizeler's chairman and chief executive officer. As a show of the Company's good faith, Lassen granted Ashner's request, hosted him in New Orleans, and even arranged a tour of Sizeler investment properties. In addition, Lassen and Ashner spoke by telephone on a number of occasions during fall 2004.
    During their phone conversations and the fall 2004 meeting, Ashner demanded of Lassen that Ashner be appointed co-chief executive of Sizeler. Ashner also declared to Lassen that First Union had plans for Sizeler, including the liquidation of retail properties, in favor of a portfolio made up entirely of residential apartment real estate. First Union to this date has not disclosed these plans and purposes for Sizeler's portfolio in any of its thirteen filed Schedule 13Ds.
    On February 17, 2005, a newsletter titled "REIT Wrap" confirmed that First Union has concrete, as yet undisclosed purposes for Sizeler. REIT Wrap advised investors to monitor First Union's holdings in Sizeler and reported that First Union had immediate plans to liquidate Sizeler:

    Ashner's latest "crusade" is a proxy fight with Sizeler's Sidney Lassen. Ashner has proposed an alternate slate of directors, and several sources told us that should Ashner's slate prevail, they expect one of the first things Ashner and his slate would push for is a sale of Sizeler's retail assets.

    See Exhibit A. In light of the congruity between this description and Ashner's previous conversations with Lassen, REIT Wrap's undisclosed sources would appear, on information and belief, to include Ashner or sources close to Ashner. First Union has not disclosed these plans and purposes in any of its thirteen Schedule 13Ds.

    On or about March 10, 2005, Peter Braverman ("Braverman"), president of First Union and one of its nominees to Sizeler's Board, personally confirmed First Union's concrete, undisclosed purposes for Sizeler. The Times-Picayune, New Orleans, Louisiana's leading newspaper, reported First Union's scheme to oust management and liquidate Sizeler assets, as follows:

    A Boston firm with a track record of investing heavily in real estate investment trusts and then liquidating them is trying to oust the head of Sizeler Property Investors Inc. in Kenner.

    First Union's Braverman said that his company has liquidated four other real estate investment trusts. In each of these cases, the assets of the trusts were sold and the shares were cashed in and retired. And Braverman did not rule out the eventual liquidation of Sizeler if First Union gains control.

    If First Union wins the board changes it is seeking, it will look to increase stockholder value through either management changes, investment strategy or possible liquidation, all of which would require full board approval, Braverman said.

    See Exhibit B. Although First Union tipped its hand to the press, it has not disclosed the substance of its plans or purposes in any of its thirteen filed Schedule 13Ds.

    First Union's aggressive and potentially destructive purposes, as announced by Braverman, are exactly the type of information that must be disclosed under Section 13D. Only with the benefit of information of this sort can investors make informed investment and voting decisions. Foremost among these decisions is the proxy contest First Union has launched to impose its scheme on Sizeler by taking control of its Board, beginning with the election of three First Union nominees at the 2005 annual meeting.
    Despite the uncontestable materiality of First Union's purposes, on March 9 and 15, 2005, First Union filed its eleventh and twelfth amended Schedule 13Ds, again failing to so much as allude to its purposes with respect to liquidation of assets.
    Thus, without exception, First Union's Schedule 13Ds fail the disclosure requirements of Section 13 by failing to disclose the plans and purposes that Ashner alluded to in his fall 2004 meeting with Lassen. These plans were corroborated first by undisclosed REIT Wrap sources and, more recently, by statements to the press by First Union's own president, a letter from Braverman to Sizeler of March 15, 2005, and the baseless litigation initiated by First Union against Sizeler.

    V. SIZELER'S SHARE PRICE INCREASES DRAMATICALLY AT THE END OF 2004, AND, BASED ON ADVICE OF INVESTMENT BANKERS, THE BOARD REASONABLY DETERMINES TO ISSUE ADDITIONAL SHARES OF COMMON STOCK.

    Since the inception of its August 2004 Strategic Plan, Sizeler has explored various ways to pay down corporate debt.
    In November 2004, the Board received a presentation from a financial advisor regarding various matters, including property sales, debt repayment, and possible financing transactions.
    On January 5, 2005, management of Sizeler, along with a Board representative and financial advisor, discussed Sizeler's progress toward implementation of its August 2004 Strategic Plan, including debt reduction, following a recently completed property sale.
    By early January 2005, Sizeler's shares were trading at well over $11.16, the projected price for year-end 2006.
    On January 19, 2005, management held a meeting with investment bankers, counsel and other advisers. During the course of that meeting, the investment bankers suggested that an opportunity might exist to market to a limited group of investors an offering of additional shares of common stock. On that day, Sizeler's common stock traded at $11.70 per share, substantially higher than had been projected at any time through the end of 2006.
    On February 3, 2005, during an informal meeting, the investment bankers offered for the Board's consideration a detailed presentation of various financial and strategic alternatives. The topics covered in the presentation were customary topics covered by investment bankers for similar types of presentations to boards of directors of public companies. The presentation included discussion of a range of comparable valuation analyses and comparable transactions. The Board members discussed with the financial advisor the desirability of calling the Company's subordinated debentures, which first become callable in May 2005.
    On, February 4, 2005, during Sizeler's regularly scheduled Board meeting, the investment bankers led a more detailed review of financial alternatives, as set forth in a detailed investment banking presentation comprised of nearly 90 pages of analysis and data. Based on this review, the Board directed that management, with the assistance of investment bankers, investigate the placement of shares of common stock at a price determined relative to market prices. In taking this action, the Board noted that the stock had been trading at significantly higher prices than had been forecast, potentially providing the Company with the opportunity to call the debentures and force conversion into common stock. On that day, Sizeler's common stock traded at $11.57 per share. The Board specifically reserved any action to issue stock for further Board approval.

    VI. AS PROVIDED IN ITS AUGUST 2004 STRATEGIC PLAN, SIZELER ISSUES COMMON STOCK FROM ITS 2004 SHELF REGISTRATION, TO PAY DOWN CORPORATE DEBT.

    On March 10, 2005, the Board received a presentation from Sizeler's investment bankers on the terms of the equity placement.
    On March 13, 2005, the Board received an additional presentation from Sizeler's investment bankers on the terms of the equity placement, and delegated to a Pricing Committee authority to approve final terms of the placement.
    On March 14, 2005, the Pricing Committee approved the issuance of 2,649,000 shares of common stock, at $10.75 per share, to be sold to a limited group of institutional investors, in accordance with the August 2004 Strategic Plan.
    On or about March 15 2005, Sizeler announced the placement of this issuance of common shares, in the amount of 2,649,000 shares, at a price of $10.75 per share (the "March 2005 Placement"). The March 2005 Placement raised $27,193,000 in net proceeds for Sizeler.
    Sizeler placed its common stock offering with leading institutional investors known for their expertise in REIT securities investment, including TIAA-CREF Investment Management, LLC, RREEF America LLC, Heitman Real Estate Securities LLC, and Palisades Capital Management LLC.

    VII. FIRST UNION IS AN ACTIVE INVESTOR WITH A LONG HISTORY OF LITIGATION, WHICH HAS MADE CLEAR ITS INTENT TO CHALLENGE SIZELER'S MANAGEMENT AND BOARD.

    On January 7, 2005, First Union, by means of a letter from Ashner, challenged technical aspects of Sizeler's sale of certain apartment units. Specifically, First Union challenged the amount of the closing costs paid by Sizeler with respect to the sale of its Lakeview Club Apartments.
    On January 13, 2005, First Union, through a letter from Ashner, accepted Sizeler's January 12, 2005 response, but again challenged the underlying transaction.
    On February 1, First Union, again through a letter from Ashner, reiterated its strategic goals of challenging Sizeler and the Board with respect to issues including corporate governance. Specifically, First Union vowed to fight a vigorous proxy battle, with an "intention to focus our campaign on specific strategic proposals designed to maximize shareholder value for all shareholders and improve corporate governance, as well as on the historically anemic performance at Sizeler during the 18 years of [Lassen's] tenure as Chairman and CEO."
    "We have attempted to offer incumbent management suggestions that would improve profitability, increase shareholder value and reduce corporate debt. Our suggestions have fallen on deaf and uncaring ears," First Union wrote in a letter to Sizeler shareholders February 23, 2005. The letter continued, "[c]urrent management has behaved as if the company was their personal entitlement devoid of any sense of obligation or responsibility to their shareholder constituency."

    VIII. FIRST UNION BASELESSLY ATTACKS SIZELER'S COMMON STOCK OFFERING IN THE PRESS, TO THE SEC, AND IN A COMPLAINT AND MOTION FOR TEMPORARY RESTRAINING ORDER DENIED BY THE CIRCUIT COURT OF MARYLAND FOR BALTIMORE CITY.

    On March 15, 2005, Braverman and First Union sent a letter to Lassen that harshly, unfairly, and falsely attacked Sizeler's March 2005 Placement as contrary to the best interests of the company. The letter denigrated Sizeler's management and Board, falsely claiming that the March 2005 Placement "is a blatant attempt on behalf of management to thwart our efforts to increase shareholder value and is obviously designed to entrench current management."
    Braverman's and First Union's March 15, 2005 letter attack appears to be aimed at destabilizing Sizeler and crippling its ability to complete the August 2004 Strategic Plan. First Union and Ashner thereby seek to further their self-interest and personal agendas, without regard to the clear benefit of the common stock offering to Sizeler shareholders.
    Shortly after the deliver of Mr. Braverman's derogatory letter, Mr. Ashner ascended the public podium to continue his diatribe against the Board's informed and good faith decision to address the Company's capital needs:

    We believe that the transaction reported today is an obvious attempt by an under-performing management to entrench themselves at the expense of shareholders equity as evidenced by the below market sale price and market reaction today. There is no reason for Sizeler to enter into this transaction at this time other than as an attempt to manipulate the outcome of the upcoming shareholders election.

    Also on March 15, 2005, First Union filed a verified complaint in the Circuit Court of Maryland for Baltimore City, in a late-day, ill-conceived attempt to hold up the already-closed equity offering. See Verified Complaint for Injunctive Relief and Motion for Temporary Restraining Order and Preliminary Injunction, attached as Exhibit C. Braverman swore, under penalties of perjury, to the truthfulness and correctness of all of the complaint's baseless allegations and hollow assertions. Among First Union's assertions were unsupported allegations that Sizeler's Board and management completed the March 2005 Placement out of improper motives, including entrenchment and destruction of shareholder value.
    The Circuit Court of Maryland for Baltimore City, following a hearing, denied First Union's motion for a temporary restraining order. Inasmuch as First Union's complaint alleges no substantive causes of action, the status of First Union's action following denial of injunctive relief is unclear, at best.
    First Union's furious efforts make clear its intent and willingness to attack Sizeler's Board at every opportunity, before shareholders, the press, the SEC, and even in court. The breach of fiduciary duty refrain has become more than a distraction. In the context of First Union's proxy contest, First Union's self-professed disdain for Sizeler management, its public statements, its SEC filings, its historical propensity for litigation, and its baseless attacks in court, First Union's recent challenge creates an actual and justiciable controversy with Sizeler and the Board, ripe for resolution by this Court.

    COUNT I

    Violations of Section 13(d) of the
    Securities Exchange Act, 15 U.S.C. Section 78m

    Plaintiff repeats and realleges each and every allegation contained in paragraphs 1 - 89 as if fully set forth herein.
    Section 13(d) of the Exchange Act, 15 U.S.C. Section 78m(d), and Rule 13d-1(a), 17 C.F.R. Section 240.13d-1(a), require that "any person who, after acquiring directly or indirectly the beneficial ownership of any equity security of a class which is specified in paragraph (i) of this section, is directly or indirectly the beneficial owner or more than five percent of the class shall, within ten days after the acquisition, file with the Commission, a statement containing the information required by Schedule 13D." (Emphasis supplied).
    First Union violated the Exchange Act and the rules promulgated thereunder thirteen separate times by failing to report its schemes, plans, and purposes for, among other things, a change of control and management of Sizeler and a liquidation of Sizeler's assets, which information must be disclosed in response to Item 4 on First Union's Schedule 13Ds.
    The Exchange Act requires that First Union file a complete and accurate Schedule 13D, detailing not only its acquisitions but the purpose and nature of its beneficial ownership in Sizeler stock.
    As a result of First Union's violations of Section 13(d) and the rules promulgated thereunder, Sizeler, its stockholders, and the investing public have been, are being, and, absent injunctive relief by the Court, will continue to be irreparably harmed to the extent they are deprived of material information necessary to make informed investment and voting decisions concerning Sizeler shares.
    By reason of the foregoing, First Union has violated Section 13(d), 15 U.S.C. Section 78(m)(d) and Rule 13d-1, et seq., promulgated thereunder, 17 C.F.R. Section 240.13d-1, et seq.
    Unless First Union is enjoined, Sizeler and its stockholders will be irreparably harmed.
    Sizeler has no adequate remedy at law.

    COUNT II

    Declaratory Judgment --

    Individual Plaintiffs Have Not Breached Fiduciary Duties

    Plaintiff repeats and realleges each and every allegation contained in paragraphs 1 - 97 as if fully set forth herein.
    First Union's and Ashner's repeated attacks on Sizeler's March 2005 Placement give rise to an actual, justiciable, and substantial controversy between the parties because First Union repeatedly has alleged that Sizeler's Directors have violated their fiduciary duties.
    First Union has sought to destabilize Sizeler's operations by making calculated and baseless allegations that the Board has failed to act in the best interests of Sizeler's shareholders.
    The Maryland business judgment rule provides that the Board is entitled to the presumption that it acted in accordance with the requirements of Md. Code Ann., Corps. & Assocs., Section 2-405.1(a). See Md. Code Ann., Corps. & Assocs., Section 2-405.1(e).
    The Directors are entitled to declaratory relief that they have not violated their fiduciary duties and that their approval of the March 2005 Placement was a valid exercise of their business judgment, in full compliance with Maryland law.

PRAYER FOR RELIEF

WHEREFORE, Plaintiff Sizeler Property Investors, Inc. respectfully requests that the Court enter a judgment, requiring that Defendant First Union Real Estate Equity & Mortgage Investments and any persons or entities controlled by it, acting in concert with it, or acting with it for the purpose of acquiring, holding, voting, or disposing of common stock of Sizeler Property Investors, Inc.:

a. Cease violating Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder;

b. File, within three days from the entry of judgment, a Schedule 13D which completely, accurately, and truthfully complies with the disclosure requirements of Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder;

c. Refrain from exercising any rights, including but not limited to voting rights and any right to request a stockholder meeting, pursuant to their ownership of common stock of Sizeler until sixty days following First Union's filing of a complete, accurate, and true disclosure pursuant to Section 13(d); and

d. Refrain from undertaking any action -- including but not limited to soliciting proxies, exercising stockholder voting rights, or purchasing additional shares of Sizeler -- designed to change or affect control of Sizeler until sixty days following First Union's filing of a complete, accurate, and true disclosure pursuant to Section 13(d).

Plaintiffs Sizeler Properties, Inc. and the Board respectfully request that the Court grant declaratory relief declaring that:

1. With respect to the offering of 2,649,000 shares of common stock, each director of Sizeler performed his duties as a director, including his duties as a member of a committee of the Board on which he serves:

a. In good faith;

b. In a manner he reasonably believed to be in the best interests of the corporation;

c. With the care that an ordinarily prudent person in a like position would use under similar circumstances;

d. On an informed basis; and

e. In the honest belief that the action taken was in the best interest of the company.

2. With respect to the offering of 2,649,000 shares of common stock, First Union Real Estate Equity and Mortgage Investments has not presented evidence to establish that any director of Sizeler performed his duties as a director, including his duties as a member of a committee of the Board on which he serves:

a. Fraudulently;

b. Recklessly;

c. Negligently;

d. In bad faith; or

e. So as to waste corporate assets.

Sizeler and the Board further respectfully request that the Court award their respective costs and expenses in this action, as well as all other and further relief as the Court may deem just and proper.

Respectfully submitted,

HOGAN & HARTSON L.L.P.

/s/ Mark S. Saudek

Mark D. Gately (#00134)

Mark S. Saudek (#23963)

Jennifer K. Squillario (#26834)

111 South Calvert Street

Suite 1600

Baltimore, MD 21202

Telephone: (410) 659-2700

Facsimile: (410) 539-6981

Attorneys for Plaintiff,

Sizeler Property Investors, Inc.

Date: March 16, 2005